UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Milestone Pharmaceuticals Inc.

(Exact name of registrant as specified in its charter)

Québec	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1111 Dr. Frederik-Philips Boulevard, Suite 420 Montréal, Québec CA	H4M 2X6
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Shares, no par value per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-230846

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.      Description of Registrant’s Securities to be Registered.

The description of the common shares, no par value per share, of Milestone Pharmaceuticals Inc. (the “Company”), to be registered hereunder is contained in the section entitled “Description of Share Capital” in the prospectus forming a part of the Company’s Registration Statement on Form S-1 (Registration No. 333-230846), initially filed with the Securities and Exchange Commission (the “Commission”) on April 12, 2019, as subsequently amended from time to time (the “Registration Statement”), and is incorporated herein by reference. The prospectus to be filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which will constitute part of the Registration Statement, shall be deemed to be incorporated herein by reference.

Item 2.      Exhibits.

Pursuant to the instructions as to exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Company are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: May 6, 2019	Milestone Pharmaceuticals Inc.

	By:	/s/ Joseph Oliveto
Joseph Oliveto
President and Chief Executive Officer

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